EXHIBIT (a)(1)(D)
Use this Form ONLY if you have changed your mind and wish to keep your investment in the Fund.

Excelsior LaSalle Property Fund, Inc. — Withdrawal of Tender
EXHIBIT B TO THE OFFER TO PURCHASE
NOTICE OF WITHDRAWAL OF TENDER
Regarding
Class A Common Stock
of
EXCELSIOR LASALLE PROPERTY FUND, INC.
Tendered Pursuant to the Offer
Dated November 21, 2008
THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 19, 2008, UNLESS THE OFFER IS EXTENDED.
YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE TIME THEY ARE ACCEPTED BY THE FUND, WHICH IS EXPECTED TO OCCUR PROMPTLY AFTER THE OFFER EXPIRES. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.
Complete this Notice of Withdrawal and deliver to the address below. This Notice of Withdrawal must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that Notices of Withdrawal delivered via fax, email or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.
225 High Ridge Road
Stamford, CT 06905
Attn: Client Service
For additional information, you may phone Client Service at (866) 921-7951.

Excelsior LaSalle Property Fund, Inc. — Withdrawal of Tender
Ladies and Gentlemen:
The undersigned wishes to withdraw the tender of its Shares in Excelsior LaSalle Property Fund, Inc. (the “Fund”), or the tender of a portion of such Shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                         .
Such tender was in the amount of (check one box):

☐	All of my Shares.
☐	$ of Shares in the Fund.
☐	The portion of Shares in the Fund in excess of $ .
Of the Shares tendered, the undersigned wishes to withdraw (check one box):

☐	All Shares tendered.
☐	$ of Shares tendered.
The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares in the Fund previously tendered (or the portion of such Shares noted above) will not be repurchased by the Fund upon expiration of the tender offer described above.

Excelsior LaSalle Property Fund, Inc. — Withdrawal of Tender
Signature(s).

For Individual Investors
and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date:

D-4